TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

LOAN AGREEMENT

           THIS LOAN AGREEMENT is made and entered into as of May 11, 2012 by TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, the “Bank”), HARTMAN RICHARDSON HEIGHTS PROPERTIES, LLC, a Texas limited liability company (“Richardson”), HARTMAN SHORT TERM INCOME PROPERTIES XX, INC., a Maryland corporation (“XX”), and HARTMAN COOPER STREET PLAZA, LLC, a Texas limited liability company (“Cooper” and collectively with Richardson, XX and each Person which, from time to time, executes a Joinder Agreement, the “Borrower”).

RECITALS:

           A.            Borrower has requested that Bank extend credit to Borrower as described in this Agreement.  Bank is willing to make such credit available to Borrower upon and subject to the provisions, terms, and conditions hereinafter set forth.

           B.            Subject to and upon the terms and conditions of this Agreement, Bank has agreed to lend to Borrower the amounts herein described for the purposes set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, the covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Article One
Definitions and Use of Terms

1.1                Definitions.  As used in this Agreement, all exhibits and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in Article One.

“Adjusted EBITDA” shall have the meaning set forth in Section 4.9(c)(i).

“Administrative Borrower” has the meaning set forth in Section 8.23.

“Advance” means a disbursement by Bank, whether by journal entry, deposit to Borrower’s account, check to third party or otherwise of any of the proceeds of the Loan, or any insurance proceeds.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person, or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question.  The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Bank be deemed an Affiliate of Borrower.  For purposes of the Loan Documents, each of the following shall be deemed to be an Affiliate of Borrower:  Hartman 1960 Properties, LLC, Hartman Income REIT, Inc., Hartman Income REIT Operating Partnership, LP, Hartman Prestonwood Properties, LLC, Hartman Short Term Income Properties XIX, Inc., and Hartman 601 Sawyer, LLC.

“Agreement” means this Loan Agreement, as the same may from time to time be amended, supplemented, or replaced.

“Approved Purpose” means (a) the acquisition and refinance of real estate by Borrower in accordance with this Agreement, and (b) general corporate purposes.

“Bank” means Texas Capital Bank, National Association and its successors and assigns, in whole or in part.

“Borrower” means, collectively, the Persons identified as such in the introductory paragraph hereof, and their successors and assigns.

“Borrowing Base” means the amount most recently determined and designated by the Bank as the Borrowing Base in accordance with Section 2.13 hereof, as such Borrowing Base is reduced or increased in accordance with Section 2.13 hereof.  The Borrowing Base under Section 2.13 is deemed to be $14,000,000 as of the Closing Date, provided, however, if Richardson shall sell the McDonald’s Pad Site, the Borrowing Base shall be reduced to $13,500,000.

“Borrowing Base Properties” means the real property and improvements identified on Exhibit B provided such real property and improvements are secured by a first and prior deed of trust liens encumbering such real property and improvements satisfactory to Bank.

“Borrowing Limit” means the amount of the Borrowing Base.

“Business Day” means a day other than a Saturday, Sunday or a day on which Bank is authorized to be closed.  Unless otherwise provided, the term “days” means calendar days.

“Capital Expenditures” means any expenditure for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to clause (a) or (b) above.

“Capitalized Lease Obligation” shall have the meaning set forth in Section 4.9(c)(ii).

“Closing Date” means the date hereof.

“Code” means the Uniform Commercial Code of the State of Texas or other applicable jurisdiction as it may be amended from time to time.

“Collateral” means all property which secures, either directly or indirectly, the payment and performance of the Indebtedness and the Obligations, including, without limitation all Loans and the Mortgaged Property, wherever located, and all Proceeds and products thereof.

“Commitment” means the obligation of Bank to make the Loans in an aggregate principal amount at any time outstanding up to but not to exceed in the aggregate the Borrowing Limit in effect from time to time.

“Commitment Fee” means the Commitment Fee specified in Exhibit B to be paid to Bank in consideration of the commitment of Bank to make the proceeds of the Loan available to Borrower from time to time during the term of, and as provided in, this Agreement.  Unless otherwise provided in Exhibit B, the Commitment Fee shall be paid to Bank as of the Closing Date.

“Debt” means, as of any applicable date of determination thereof, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, including all items that should be classified as liabilities in accordance with GAAP.  In the case of Borrower, the term “Debt” shall include, without limitation, the Indebtedness.

“Debt Service” shall have the meanings set forth in Section 4.9(a)(i) and Section 4.9(c)(iii) as applicable to such section.

“Debt Service Coverage Ratio” shall have the meaning set forth in Section 4.9(a)(ii).

“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors generally from time to time in effect.

“Deed of Trust” means, collectively, one or more Deeds of Trust, Security Agreement, Financing Statement and Absolute Assignment of Rents covering the Property to secure payment and performance of the Indebtedness and the Obligations, as such may be amended from time to time.

“Default” means any condition or eventwhich, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Disposition” means any sale, lease (except as permitted in the Loan Documents or otherwise in the ordinary course of the business of the Borrower), exchange, assignment, conveyance, transfer, trade, encumbrance (except in favor of Bank or otherwise permitted in the Loan Documents) or other disposition of all or any portion of the Mortgaged Property (or any interest therein) (except as expressly permitted in the Loan Documents).

“EBITDA” shall have the meaning set forth in Section 4.9(c)(iv).

“Event of Default” has the meaning set forth in Article Six hereof and in the other Loan Documents.

“Financial Statements” means all balance sheets, income statements, statements of profit and loss, statements of cash flow, statements of sources and uses of funds, and other financial data, statements and reports (whether of Borrower, any Guarantor, or any other Person or otherwise) which are required to, have been, or may from time to time hereafter, be furnished to Bank, for the purposes of, or in connection with, this Agreement.

“Fixed Charges” shall have the meaning set forth in Section 4.9(c)(vi).

“Fixed Charge Coverage Ratio” shall have the meaning set forth in Section 4.9(c)(v).

“GAAP” means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except to the extent that a deviation therefrom is expressly permitted by this Agreement.

“Governmental Authority” means the United States, the state, the county, the city or any other political subdivision in which the Mortgaged Property is located, and any court or political subdivision, agency, or instrumentality having jurisdiction over Borrower, any Guarantor or the Mortgaged Property.

“Guarantor” means any Person who from time to time guarantees all or any part of the Indebtedness, including any Person who enters into a validity guaranty agreement.

“Hedge Agreement” means (a) any and all interest rate swap transactions, forward rate transactions, interest rate options, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other swap, forward, futures, option or other similar agreements or transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”) and (c) any and all Master Agreements and any and all related confirmations.

“Impositions” means: (i) all real estate and personal property taxes, charges, assessments, standby fees, excises, and levies and any interest, costs, or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof, or any portion thereof, or the sidewalks, streets, or alleyways adjacent thereto; (ii) any charges, fees, license payments, or other sums payable for or under any easement, license, or agreement maintained for the benefit of the Mortgaged Property; (iii) water, gas, sewer, electricity, and other utility charges and fees relating to the Mortgaged Property; and (iv) assessments and charges arising under any subdivision, condominium, planned unit development, or other declarations, restrictions, regimes, or agreements affecting the Mortgaged Property.

“Improvements” means the improvements, if any, situated on the Land.

“Indebtedness” means all present and future indebtedness, obligations, and liabilities, including all direct and contingent obligations arising under letters of credit, banker’s acceptances, bank guaranties and similar instruments, net obligations under any swap contract, overdrafts, Automated Clearing House obligations, and other financial accommodations which could be considered a liability under GAAP, and all renewals, extensions, and modifications thereof, or any part thereof, now or hereafter owed to Bank by Borrower, and all interest accruing thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness, obligations, and liabilities evidenced, secured, or arising pursuant to any of the Loan Documents, and all renewals and extensions thereof, or any part thereof, and all present and future amendments thereto.

“Indemnified Parties” shall have the meaning set forth in Section 7.7.

“Joinder Agreement” means the Joinder Agreement in the form attached hereto as Exhibit G.

“Land” means the parcels of real property described in Exhibit A.

“Leases” means any and all leases, subleases, licenses, concessions, or other agreements (whether written or oral, or now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use or occupy, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith.

“Legal Requirements” means (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Borrower, any Guarantor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, construction, operation, maintenance, alteration, repair, or reconstruction thereof, (ii) any and all covenants, conditions, and restrictions contained in any deeds, other forms of conveyance, or in any other instruments of any nature that relate in anyway or are applicable to the Mortgaged Property or the ownership, use, or occupancy thereof, (iii) Borrower’s or any Guarantor’s present or subsequently effective bylaws and articles of incorporation, operating agreement or regulations and articles of organization or partnership, limited partnership, joint venture, trust, or other form of business association agreement, and (iv) any and all Leases and other contracts (written or oral), of any nature that relate in any way to the Mortgaged Property and to which Borrower or any Guarantor may be bound.

“Lien” means any valid and enforceable interest in any property, whether real, personal or mixed, securing an indebtedness, obligation or liability owed to or claimed by any Person other than the owner of such property, whether such indebtedness is based on the common law or any statute, ordinance or contract and including, but not limited to, liens created by or pursuant to, a security interest, pledge, mortgage, assignment, conditional sale, trust receipt, lease, consignment or bailment for security purposes.

“Loan” or “Loans” means the loan or loans by Bank to Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, the Note, the Deed of Trust, and such other documents evidencing, securing or pertaining to the Loan as shall from time to time be executed and delivered to Bank by Borrower or any other party pursuant to this Agreement, including, without limitation, any future amendments hereto, or restatements hereof, or pursuant to the terms of any of the other loan documents, together with any and all renewals, extensions, and restatements of, and amendments and modifications to, any such agreements, documents, and instruments.

“Management Agreement” shall have the meaning set forth in Section 5.17.

“Material Adverse Effect” means any set of circumstances or event which (a) could reasonably be expected to have any adverse effect whatsoever upon the validity, performance, or enforceability of any Loan Document, (b) is or could reasonably be expected to become material and adverse to the financial condition, properties, or business operations of the Person in question, (c) could reasonably be expected to impair the ability of the Person in question to fulfill its obligations under the terms and conditions of the Loan Documents, or (d) could reasonably be expected to cause an Event of Default.

“Material Contract” means any agreement or contract of Borrower which (a) involves consideration to Borrower of $100,000.00 or more in any year, (b) involves consideration by Borrower of $100,000.00 or more in any year, (c) imposes financial obligations on Borrower of $100,000.00 or more in any year, (d) is a Hedge Agreement, (e) is otherwise material (or together with related agreements and contracts, is material) to the business, operations, financial condition, performance or properties of Borrower, taken as a whole.

“Maturity Date”means May __, 2015.

“Maximum Rate” means the maximum non-usurious rate of interest (or, if the context so requires, an amount calculated at such rate) which Bank is allowed to contract for, charge, take, reserve, or receive in this transaction under applicable federal or state (whichever is higher) law from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) law from time to time in effect, any and all relevant payments or charges under the Loan Documents.

“McDonald’s Pad Site” means an approximately 28,512 square foot McDonald’s Pad site owed by Richardson in the Richardson Heights Shopping Center located at 120 S. Central Expressway, Richardson, Texas 75080.

“Mortgaged Property” has the meaning assigned to such term in the Deed of Trust.

“NOI” shall have the meaning set forth in Section 4.9(a)(iii).

“Note” means the Promissory Note made by Borrower payable to the order of Bank in the maximum amount of $30,000,000.00 and evidencing the Loan, as such may be amended, increased, replaced, renewed and extended from time to time.

“Obligated Party” means the Borrower, the Guarantor and any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Indebtedness and/or Obligations or any part thereof.

“Obligations” means any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower or any Obligated Party to Bank as set forth in the Loan Documents, or any other agreement as to which Borrower is granted a possessory interest in the Property.

“Permitted Encumbrances” has the meaning assigned to such term in the Deed of Trust.

“Person” means any individual, firm, corporation, association, partnership, joint venture, trust, other entity, unincorporated organization or Governmental Authority.

“Principal Balance” means the aggregate unpaid balance of all Advances of the Loan and all other principal indebtedness, if any, under the Note at the time in question.

“Proceeds” means any “proceeds,” as such term is defined in Chapter 9 of the Code and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Property” means the Land, the Improvements and all other property, real and personal, now or hereafter subject to a Right, or Lien to secure the Loan as described herein, in the Deed of Trust or in any of the other Loan Documents.

“Related Indebtedness” shall have the meaning set forth in Section 8.10.

“Rights” means any remedies, powers, and privileges exercisable by Bank under the Loan Documents, at law, equity, or otherwise.

“Subordinated Debt” means all Debt of Borrower whether now existing or hereafter incurred which is subordinate in right of payment to the Indebtedness, pursuant to a written agreement in form and content satisfactory to Bank.

“Survey” means a survey of the Land consisting of a plat and field notes, prepared by a licensed surveyor acceptable to Bank and the Title Company which survey shall:  (a) reflect the actual dimensions of the Land, the gross and net area of the Land, the location of any easements, rights-of-way, setback lines, encroachments or overlaps thereof or thereover and the outside boundary lines of any Improvements located thereon; (b) identify by recording reference any easements, setback lines or other matters referred to in the title commitment issued by the title Company; (c) include the surveyor’s registration number and seal and the date of the Survey; (d) include a surveyor’s certificate acceptable to bank within its reasonable discretion; (e) reflect that the Land has access to and from a publicly dedicated street, roadway or highway; (f) be sufficient to cause the Title Company to delete the “survey exception” in Schedule B of the title Policy  to the extent permitted by the rules of the State Board of Insurance; and (g) reflect the area within the Land that has been designated by the Federal Insurance Administration, the Army Corps of Engineers or any other governmental agency or body as being subject to special or increased flood hazards.

“Taxes” means all taxes (including withholding), assessments, fees, levies, impositions, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any laws or by any Governmental Authority, excluding state and local sales and use taxes.

“Title Company” means the title company or title companies name in Exhibit C.

“Title Policy” means a loan policy (or policies) of title insurance, and any reinsurance agreement (or agreements) issued by the Title Company in accordance with Exhibit C.

1.2                Headings.  The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents nor to affect the meaning thereof.

1.3                Number and Gender of Words.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.  Reference herein to Borrower shall mean, jointly and severally, each Person comprising same.

1.4                Articles, Sections and Exhibits.  All references herein to “Articles” and “Sections” are, unless specified otherwise, references to articles and sections of this Agreement.  All references herein to an “Exhibit” or “Schedule” are references to exhibits or schedules attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit or schedule attached hereto, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof.  The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section.

Article Two
Commitment to Lend

2.1                Commitment to Lend.  Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one or more Advances to Borrower for Approved Purposes in an aggregate principal amount at any one time outstanding up to but not exceeding the Borrowing Limit.  Within the limit of the Borrowing Limit in effect from time to time, Borrower may borrow, repay, and reborrow at any time and from time to time from the Closing Date to the earlier of (a) the Maturity Date, or (b) the termination of Bank’s Commitment hereunder.  Each Loan shall be in the principal amount of not less than $100,000.00.  If, by virtue of payments made on the Note, the principal amount owed on the Note during its term reaches zero at any point, Borrower agrees that all of the Collateral and all of the Loan Documents shall remain in full force and effect to secure any Advances made thereafter, and Bank shall be fully entitled to rely on all of the Collateral and all of the Loan Documents unless an appropriate release of all or any part of the Collateral or all or any part of the Loan Documents has been executed by Bank.  Notwithstanding the principal amount listed in the Note, the Principal Balance may not at any time exceed the Borrowing Limit at any time.

2.2                Note.  The Loans shall be evidenced by, be repayable, and accrue interest in accordance with, the Note.  Interest at the rate specified in the Note shall be computed on the Principal Balance which exists from time to time and shall be computed with respect to each Advance only from the date of the Advance.  Subject to the terms and conditions in this Agreement, the Note, and the other Loan Documents, Borrower may borrow, repay, and reborrow under the Note.  The unpaid principal balance of the Note shall be repaid as provided therein.

2.3                Borrowing Procedure.  Borrower shall give Bank notice of each request for an Advance by means of a written request substantially in the form of Exhibit E attached hereto containing the information required by Bank and delivered (by hand or by mechanically confirmed facsimile) to Bank no later than 1:00 p.m. (Texas time) on (a) the day on which any Advance for general corporate purposes is desired to be funded and (b) a day no later than twenty (20) days prior to the day on which any Advance for acquisition of real estate is desired to be funded and, prior to the making of any such Advance, all matters in connection with such acquisition shall be in form and substance satisfactory to Bank.  Bank, at its option, may accept telephonic requests for such Advances, provided that such acceptance shall not constitute a waiver of Bank’s right to require delivery of a written request in connection with subsequent Advances.  Any telephonic request for an Advance by Borrower shall be promptly confirmed by submission of a properly completed written request to Bank, but failure to deliver a written request shall not be a defense to payment of the Loan.  Bank shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Bank’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically, and purporting to have been sent to Bank by Borrower and Bank shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.  Subject to the terms and conditions of this Agreement, each Advance shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower maintained with Bank.  Loan proceeds disbursed by Bank by journal entry to pay interest or financing costs, and Loan proceeds disbursed directly by Bank to pay costs or expenses required to be paid by Borrower pursuant to this Agreement, shall constitute Advances to Borrower.  Any request for an Advance, once communicated to Bank, shall not be revocable by Borrower and shall constitute a representation, warranty and certification by Borrower as of the date thereof that (a) both before and after the making of such Advance, all of the Loan Documents are and shall be valid, binding and enforceable against each Obligated Party, as applicable; (b) all terms and conditions precedent to the making of such Advance have been satisfied, and shall remain satisfied through the date of such Advance; (c) the making of such Advance will not cause the Principal Amount to exceed the Borrowing Limit; (d) no Default or Event of Default shall have occurred or be in existence, and none will exist or arise upon the making of such Advance; (e) the representations and warranties contained in this Agreement, and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance; and (f) the Advance will not violate the terms or conditions of any contract, indenture, agreement or other borrowing of any Obligated Party.

2.4                Payments.  If a scheduled payment under the Note is not made in a timely manner, Bank is authorized by Borrower to debit the amount of any such payments from an account of Borrower maintained with Bank.  If at any time the Principal Balance exceeds the Borrowing Limit, Borrower shall immediately pay to Bank an amount sufficient to eliminate such excess.

2.5                Purpose of Loans.  Borrower represents that the Advances will be used only for Approved Purposes.

2.6                Order of Application.  Except as otherwise provided in the Loan Documents or otherwise agreed by Bank, all payments and prepayments of the Indebtedness, including proceeds of any of the Collateral, shall be applied to the Indebtedness in the following order, any instructions from Borrower to the contrary notwithstanding:  (a) to the expenses for which Bank shall not have been reimbursed under the Loan Documents, and then to all indemnified amounts due under the Loan Documents; (b) to fees then owed Bank hereunder; (c) to accrued interest on the portion of the Indebtedness being paid or prepaid; (d) to the portion of the principal being paid or prepaid; (e) to the remaining accrued interest on the Indebtedness; (f) to the remaining principal; and (g) to the remaining Indebtedness.  All amounts remaining after the foregoing application of funds shall be paid to Borrower.

2.7                Commitment Fee.  Borrower shall pay to Bank the Commitment Fee for agreeing to make the Loans.  The Commitment Fee shall be due and payable by Borrower to Bank on or before the Closing Date.

2.8                Bank’s Books and Records.  The amount and date of each Advance hereunder, the amount from time to time outstanding under the Note, the interest rate in respect of the Loan, and the amount and date of any repayment hereunder or under the Note, shall be noted on Bank’s books and records, which shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to pay to Bank all amounts owing to Bank under or pursuant to the Loan Documents, in each case, when due in accordance with the terms hereof or thereof.

2.9                Payments on Non-Business Day.  If any payment of any principal, interest, fees or any other amounts payableby Borrower under or pursuant to any Loan Document shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable at the Note Rate for and during any such extension.

2.10            Payment Procedures.  Unless otherwise expressly provided in a Loan Document, all sums payable by Borrower to Bank under or pursuant to any Loan Document, whether principal, interest, or otherwise, shall be paid, when due, directly to Bank at the office of Bank identified on the signature page of this Agreement, or at such other office of Bank as Bank may designate in writing to Borrower from time to time, in immediately available United States funds, and without setoff, deduction or counterclaim.  Bank may, in its discretion, charge any and all deposit or other accounts (including, without limitation, any account evidenced by a certificate of deposit or time deposit, or any reserve amount) of Borrower maintained with Bank for all or any part of any Indebtedness then due and payable; provided, however, that such authorization shall not affect Borrower’s obligations to pay all Indebtedness, when due, whether or not any such account balances maintained by Borrower with Bank are insufficient to pay any amounts then due.

2.11            Conditions to Advances.  As conditions precedent to any Advance of the proceeds of the Loan, Borrower must satisfy the conditions required hereby and Bank must have received and approved all of the documents, certificates and other items specified in Exhibit B, together with such other documents, certificates and items as Bank may require from time to time.  Bank, at Bank’s option, may waive any of the preceding or elect not to require any of the preceding.  No waiver by Bank of any of the preceding shall be deemed to be a waiver of any other then existing or subsequent conditions precedent to the Advance.

2.12            Unused Facility Fee.  TheBorrower shallpay to Bank an unused facility fee on the daily average unused amount of the Borrowing Limit for the period from and including the date of this Agreement to and including the Maturity Date, at the rate of ½% per annum based on a 360 day year and the actual number of days elapsed.  For the purpose of calculating the unused facility fee hereunder, the Borrowing Limit shall be deemed utilized by the amount of all outstanding Advances.  Accrued unused facility fees shall be payable in arrears on the last day of each calendar quarter commencing June 30, 2012 and on the Maturity Date.

2.13            Determination of Borrowing Base.  On the basis of the information furnished to the Bank hereunder and such other reports, appraisals and information as the Bank may reasonably deem appropriate, the Bank shall have the right from time to time to determine a new Borrowing Base.  Such determinations, if made, shall be in accordance with the customary practices and standards of the Bank for loans of a similar nature as in effect at the time such determinations are made (except that the Bank may make adjustments to such determinations based on the practices and standards of any participant, if any), may be reduced to take into account Indebtedness secured by the Borrowing Base Properties other than the Note and Debt of Affiliates of Borrower and shall be conclusive as to the Borrower, and any increases in the Borrowing Base shall be subject to the Bank’s complete credit approval process.  There is no duty, implied or explicit, on the Bank to ever increase the Borrowing Base.

Article Three
Representations and Warranties of Borrower

           Borrower represents and warrants to Bank as follows:

3.1                Financial Statements.  The Financial Statements are true, correct and complete as of the dates specified therein and fully and accurately present the financial condition of Borrower as of the dates specified.  Since the date of the Financial Statements most recently submitted to Bank by Borrower, no material adverse change has occurred in the financial condition of Borrower nor, except as heretofore disclosed in writing to Bank, has Borrower incurred any material liability, direct or indirect, fixed or contingent.  Borrower is solvent.  Neither Borrower nor any Obligated Party has any material Debt, other contingent liabilities, liabilities for taxes, any long-term lease obligations or unusual forward or long-term commitments, or any Hedge Agreement or other transaction or obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.

3.2                Suits, Actions, Etc.  There are no actions, suits or proceedings pending or to the knowledge of Borrower threatened before or by any Governmental Authority against or affecting Borrower or the Property, or involving the validity, enforceability or priority of any of the Loan Documents, and there are no outstanding or unpaid judgments against Borrower.  Borrower is not, and the consummation of the transactions contemplated hereby and the performance or satisfaction of any of the terms or conditions hereof and of the other Loan Documents will not cause Borrower to be, in violation of or in default with respect to any Legal Requirement or in default (or provide cause for acceleration of indebtedness) under any agreement or restriction to which Borrower is a party or by which Borrower or the Property may be bound.

3.3                Status of Borrower; Valid and Binding Obligations.  If Borrower is a corporation, limited liability company, partnership or other entity, Borrower is and shall until the Indebtedness is fully discharged continue to be (a) duly organized and validly existing and in good standing under the laws of the state of its organization, and in good standing under Texas law, (b) in compliance with all conditions prerequisite to its lawfully doing business in Texas, and (c) possessed of all power and authority necessary to own and operate the Mortgaged Property.  All of the Loan Documents, upon execution and delivery will constitute valid and binding obligations of Borrower, enforceable in accordance with their terms except as the enforcement thereof may be limited by Debtor Relief Laws.

3.4                Title to the Property.  The Person designated as the grantor in the Deed of Trust holds good and indefeasible fee simple title to the Land and all Improvements thereon subject only to the Permitted Encumbrances.

3.5                Purpose of Loan.  The proceeds of the Loan will be used for the Approved Purpose.

3.6                No Failure To Disclose.  No representation or warranty made by Borrower under this Agreement and no document, instrument or certificate furnished, to be furnished or caused or to be furnished by Borrower to Bank in anticipation of or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

3.7                Taxes.  All federal, state, foreign, and other Tax returns or extensions of Borrower required to be filed have been filed, all federal, state, foreign, and other Taxes imposed upon Borrower which are due and payable have been paid, and no material amounts of Taxes not reflected on such returns are payable by Borrower, other than Taxes being contested in good faith by appropriate legal proceedings.

3.8                Consents, Approvals and Filings, Etc.  Except as have been previously obtained or as otherwise expressly provided in this Agreement, no authorization, license, or formal exemption from, any Governmental Authority or other Person, is required in connection with the execution and performance by Borrower of any Loan Document.

3.9                Contracts, Agreements and Leases.  To Borrower’s knowledge, Borrower is not in default (beyond any applicable period of grace or cure) in complying with any provision of any Material Contract to which it is a party or by which it or any of its properties or assets are bound, where such default would have a Material Adverse Effect.

3.10            Relationship.  The relationship between Borrower and Bank is solely that of borrower and lender, and Bank has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Bank to be other than that of borrower and lender.

3.11            No Assignment.  Borrower has made no previous assignment of its interest in the Leases or rents due thereunder which has not already been released other than to Bank.

3.12            Compliance with Laws.  The Improvements comply with all applicable Legal Requirements, and the use to which Borrower is using and intends to use the Land and Improvements complies with or will comply with such Legal Requirements.  Borrower has obtained or applied for all consents or approvals necessary to comply with all Legal Requirements.

3.13            Disclaimer of Additional Financing.  Borrower acknowledges and agrees that Bank has not made any commitments, either express or implied, to extend the term of the Loan past its stated maturity date or to provide Borrower with any permanent financing, except to the extent, if any, that the same is expressly stated in this Agreement or in the other Loan Documents.

3.14            Mortgaged Property.  Borrower hereby represents and warrants with respect to each Mortgaged Property:

(a)                 Borrower has good and marketable title to the Mortgaged Property, is the sole owner thereof and has full right to pledge the Mortgaged Property to Bank free and clear of any other Lien except any such Lien which has been disclosed to Bank in writing and which is permitted hereunder;

(b)                 The physical condition of the real property, improvements, and personal property subject to the Deed of Trust has not deteriorated since the date of origination of the related Loan (normal wear and tear excepted) and there is no proceeding pending for the total or partial condemnation of any of the Mortgaged Property;

(c)                 Each Deed of Trust contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related real property, improvements, and personal property subject to the Deed of Trust of the benefits of the security provided thereby, including by trustee’s sale and by judicial foreclosure; and

(d)                 No Deed of Trust securing Mortgaged Property secures residential property.

3.15            Solvency.  Borrower is solvent and generally able to pay its debts as they come due.

3.16            Common Enterprise.  The successful operation and condition of each Obligated Party is dependent on the continued successful performance of the functions of the group of Obligated Parties as a whole and the successful operation of each Obligated Party is dependent on the successful performance and operation of each other Obligated Party.  Each Obligated Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of each of the other Obligated Parties.  Each Obligated Party expects to derive benefit (and the boards of directors or other governing body of each Obligated Party has determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by Bank to the Obligated Parties hereunder, both in their separate capacities and as members of the group of companies.  Each Obligated Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Obligated Party is within its purpose, will be of direct and indirect benefit to such Obligated Party, and is in its best interest.

Article Four
Certain Affirmative Covenants

                Borrower covenants and agrees that, so long as any of the Indebtedness remains outstanding, or Bank has any further obligation under the Loan Documents:

4.1                Hazard and Other Insurance.

(a)                 Borrower shall obtain and maintain the insurance coverage required by Exhibit D and any other Loan Documents and shall furnish to Bank promptly upon request a certificate or certificates from the respective insurer(s) setting forth the nature and extent of all such insurance maintained by Borrower and, a certified copy of the original policy and a satisfactory certificate of insurance with premiums fully paid.  Any such insurance may be evidenced by blanket insurance policies covering the Mortgaged Property and other property and assets, provided that each policy otherwise complies with the requirements of the Loan Documents and specifies the amount (if less than all) of the total coverage that is allocated to the Mortgaged Property.  Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Bank is included thereon under a standard mortgagee clause (without contribution) acceptable to Bank, with loss payable as provided herein.  All insurance shall be primary without right of contribution from any other insurance that may be carried by Borrower or Bank and all of the provisions thereof shall operate in the manner as if there were a separate policy covering each insured.  Borrower shall immediately notify Bank whenever any such separate insurance is taken out and shall promptly deliver to Bank any policy or certificate of such separate insurance.

(b)                 Not later than ten (10) days before the expiration date of any such insurance policy, Borrower shall deliver to Bank a binder or certificate of the insurer evidencing the renewal or replacement of that policy, with premiums fully paid together with (in the case of a renewal) a copy of all endorsements to the policy affecting the Mortgaged Property and not previously delivered to Bank, or (in the case of a replacement) an original or certified copy of the replacement policy.  Borrower shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Bank evidence satisfactory to Bank of the timely payment thereof.  Borrower shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Mortgaged Property.

(c)                 If Borrower fails to obtain and/or maintain the insurance required under the Loan Documents, (i) Borrower will indemnify and hold Bank harmless from and against any damage, loss, liability or expense resulting from all risks that would have been covered by the required insurance if so maintained, (ii) if any loss occurs, Bank shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Borrower, to the same extent as if it had been made payable to Bank, and (iii) Bank has the Right (but not the obligation) to obtain such insurance at Borrower’s expense, which may at Bank’s election be coverage for Bank’s interest in the Property only (excluding Borrower’s equity in the Property, if any), or such other amount as Bank may determine in Bank’s sole discretion, and the costs and expenses so expended by Bank shall be due and payable by Borrower on demand, as part of the Indebtedness, even if in excess of the amount set forth in Section 2.1, and secured by the Loan Documents.  TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) BORROWER IS REQUIRED TO (i) KEEP THE MORTGAGED PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED HEREIN; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED HEREIN; AND (iii) NAME BANK AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED HEREIN; (B) SUBJECT TO THE PROVISIONS HEREOF, BORROWER MUST, IF REQUIRED BY BANK, DELIVER TO BANK A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS HEREOF, IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (A) OR (B), BANK MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE.

(d)                 Upon any foreclosure of the Deed of Trust or transfer of title to the Mortgaged Property in lieu of foreclosure, all of Borrower’s Right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee to the extent permissible under such policies.

(e)                 Bank has the Right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Mortgaged Property, and the costs and expenses (including reasonable attorneys’ fees), appraisal costs, and consultant fees incurred by Bank in the adjustment and collection of insurance proceeds shall be due and payable by Borrower on demand, as part of the Indebtedness, even if in excess of the amount set forth in Section 2.1, and secured by the Loan Documents.  Bank shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Borrower.

(f)                  Borrower shall take all necessary action, with Bank’s consent, to obtain the benefit of any insurance proceeds lawfully or equitably payable to Borrower or Bank in connection with any loss of or damage to the Mortgaged Property.  The unpaid portion of the Indebtedness shall remain in full force and effect and the payment thereof shall not be excused.

4.2                Compliance with Legal Requirements.  All Legal Requirements shall be timely complied with and evidence thereof delivered to Bank if requested by Bank.  Borrower assumes full responsibility for the compliance of the Mortgaged Property with all Legal Requirements, notwithstanding any approvals by Bank.  Bank shall have no obligation or responsibility for any matter incident to the Mortgaged Property.

4.3                Notices by Governmental Authority; Fire and Casualty Losses, Etc.  Borrower shall timely comply with and promptly furnish to Bank true and complete copies of any notice or claim by any Governmental Authority pertaining to the Mortgaged Property.  Borrower shall promptly notify Bank of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Mortgaged Property.

4.4                Utilities; Access.  All utility services necessary for the operation of the Improvements for their intended purposes are available and connected to the Improvements and all roads necessary for access to and from the Mortgaged Property have been completed.

4.5                Correction of Defects.  Borrower shall correct or cause to be corrected (a) any material defect in the Improvements, (b) any material departure of the Improvements from the Legal Requirements or the requirements of any Lease, if applicable, or (c) any encroachment by any part of the Improvements or any structure located on the Land on any building line, easement, property line, or restricted area.

4.6                Costs and Expenses.  Borrower shall pay when due all costs and expenses required by this Agreement and the other Loan Documents.

4.7                Additional Documents.  Borrower shall execute and deliver to Bank, from time to time as required by Bank, such other documents as shall reasonably be necessary to provide the Rights and remedies to Bank granted or provided for by the Loan Documents.

4.8                Financial Statements; Inspection of Books and Records; Other Reports.  Until the Indebtedness is fully paid and satisfied, and Bank has no further commitment to lend hereunder, Borrower will, unless Bank shall otherwise consent in writing, furnish to Bank the following:

(a)                 Annual Financial Statements and Tax Returns of Borrower.

(i)                   Within 120 days after the last day of each fiscal year of XX, beginning with the fiscal year that ends December 31, 2012, audited (by a certified public accountant acceptable to Bank) Financial Statements showing the financial position and results of operations of XX, on a consolidated basis, as of, and for the year ended on, such last day, together with (i) the unqualified opinion of such certified public accountant that such financial statements present fairly, in all material respects, the financial position of XX as of the last day of such fiscal year and the results of operations and the cash flow of XX for the fiscal year then ended in conformity with GAAP, with no exceptions, inconsistencies, or uncertainties described or disclosed therein; and (ii) the certificate of the chief financial officer of XX that all of such Financial Statements present fairly the financial position of XX as of the last day of such fiscal year and the results of the operations and the cash flow of XX for the fiscal year then ended in accordance with GAAP.

(ii)                 Within 120 days after the last day of each fiscal year of Borrower (excluding XX), beginning with the fiscal year that ends December 31, 2012, Financial Statements showing the financial position and results of operations of Borrower (excluding XX) as of, and for the year ended on, such last day, together with the certificate of the chief financial officer of Borrower that all of such Financial Statements present fairly the financial position of Borrower (excluding XX) as of the last day of such fiscal year and the results of the operations and the cash flow of Borrower (excluding XX) for the fiscal year then ended in accordance with GAAP.

(iii)                Each such Financial Statement shall contain at least a balance sheet of Borrower as at the end of such fiscal year and statements of income, cash flow, retained earnings, and contingent liabilities.  In addition, Borrower shall provide to Bank a copy of Borrower’s federal income tax for each fiscal year of Borrower from and after the date hereof, within thirty (30) days after same has been filed with the Internal Revenue Service (provided, however, if Borrower shall have duly filed for an extension of the filing deadline for such tax return, Borrower shall promptly furnish evidence thereof to Bank).

(b)                 Quarterly Financial Statements of Borrower.  Within forty-five (45) days after the last day of each fiscal quarter, internally prepared financial statements of Borrower (including, but not necessarily limited to, balance sheets and a related statement of income), showing the financial position and results of operations of Borrower as of and for such fiscal quarter and for the period from the beginning of the current fiscal year to the last day of such fiscal quarter, together with a certificate executed by Borrower certifying that such financial statements present fairly the financial position of Borrower as of the last day of such periods in conformity with GAAP, or other method of accounting acceptable to Bank (except as to reasonable year-end adjustments and the absence of notes with respect to interim financial statements).

(c)                 Annual Financial Statements and Tax Returns of Guarantor.  Within 120 days after the last day of each calendar year, beginning with the calendar year that ends December 31, 2012, Financial Statements showing the financial position of Guarantor as of the most recent calendar year, together with, in the case of an individual Guarantor, Guarantor’s signed statement, and in the case of an entity Guarantor, a certificate of the chief financial officer of such Guarantor, that all of such Financial Statements present fairly the financial position of Guarantor as of the last day of such calendar year.  For any individual Guarantor, such Financial Statements shall be on Bank’s standard Financial Statement form (or an acceptable alternate).  Financial Statements of Guarantors shall contain at least a balance sheet of Guarantor as at the end of such calendar year and related statements of cash flow and contingent liabilities.  In addition, Borrower shall cause Guarantor to provide to Bank a copy of Guarantor’s tax return for each fiscal year of Guarantor from and after the date hereof within thirty (30) days after same has been filed with the Internal Revenue Service (provided, however, if Guarantor shall have duly filed for an extension of the deadline for such tax return, Guarantor shall promptly furnish evidence thereof to Bank).

(d)                 Rent Roll.  Borrower will furnish to Bank, within forty-five (45) days after the last day of each fiscal quarter, or more often upon request of Bank, a written statement (rent roll) certified as true, correct, and complete by an authorized representative of Borrower, containing the following information for each tenant of the Mortgaged Property: tenant name; suite or unit number; square feet of leased space; commencement and expiration date; base rent; whether the tenant is in default under the subject lease; and other pertinent information which Bank may reasonably request  In addition, Borrower will furnish to Bank true and correct copies of each Lease which exists on the date of this Agreement, and all new Leases prior to each such Lease’s effective date.

(e)                 Operating Statements.  Borrower will furnish to Bank, within forty-five (45) days after the last day of each fiscal quarter, or more often upon request of Bank, an operating statement for the Mortgaged Property, in such form and detail as Bank may reasonably request, setting forth the financial condition and the income and expenses for the Mortgaged Property for the preceding fiscal year, and a certificate executed by an authorized representative of Borrower, certifying that such report is true and correct.

(f)                  Compliance Certificate.  Concurrently with the delivery of each of the financial statements referred to in Section 4.8(b), (i) a certificate of the chief financial officer of Borrower in form and substance satisfactory to Bank, an initial form of which is attached hereto as Exhibit F (a) stating that to the best of such officer’s knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto and (b) showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in Section 4.9.

(g)                 Notice of Litigation.  Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Borrower or any of its subsidiaries which, if determined adversely to Borrower or such subsidiary, could cause a Material Adverse Effect;

(h)                 Notice of Default.  As soon as possible and in any event within five (5) days after the occurrence of any Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto.

(i)                   Notice of Material Adverse Effect.  As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any event or circumstance that could result in a Material Adverse Effect.

(j)                  Additional Information.  Borrower will promptly provide to Bank, from time to time, such additional Financial Statements and information as Bank may reasonably request.

4.9                Financial Covenants.  Borrower covenants and agrees that, until the Indebtedness is fully paid and satisfied, or Bank has any further commitment to lend hereunder:

(a)                 Debt Service Coverage Ratio.  Borrower will maintain the Debt Service Coverage Ratio of not less than 1.35 to 1.00.  The Debt Service Coverage Ratio shall be calculated as of the end of each fiscal quarter, commencing with the fiscal quarter which ends June 30, 2012, on a rolling twelve (12) month basis.  For purposes of this section, the following terms have the following meanings:

(i)                   “Debt Service” means the sum of all principal and interest payments which are scheduled for payment under the Note in the following twelve (12) months based on a $14,000,000.00 loan amount amortized over a 20-year period at the greater of the rate then in effect or 8% through regular, even monthly installments of principal and interest.

(ii)                 “Debt Service Coverage Ratio” means, as of the date in question, the ratio of (a) NOI to (b) Debt Service.

(iii)                “NOI” means, for the twelve (12) month period immediately prior to the (effective) date of computation, the net income of Borrower (excluding XX) generated by the Mortgaged Property for such period before interest expense, depreciation and amortization.

(b)                 Fixed Charge Coverage Ratio.  Calculated as of the end of each of Borrower’s fiscal quarters, commencing with the fiscal quarter which ends June 30, 2012, Borrower will not permit a Fixed Charge Coverage Ratio for the twelve (12) months ending on the last day of such fiscal quarter, to be less than 1.00 to 1.00.  For purposes of this section, the following terms have the following meanings:

(i)                   “Adjusted EBITDA” means, for any applicable period of determination thereof, an amount equal to (a) EBITDA minus (b) cash income taxes minus (c) the sum of distributions, dividends and non-financed Capital Expenditures.

(ii)                 “Capitalized Lease Obligation” means the amount of Debt under a lease of property (whether real, personal, tangible, intangible or mixed) that would be shown as a liability on a balance sheet prepared for financial reporting purposes in accordance with GAAP.

(iii)                “Debt Service” means, for any period, the sum of all regularly scheduled principal payments and all cash interest expense that are paid or payable during such period in respect of all Debt.

(iv)               “EBITDA” means, for any period, an amount equal to (a) net income determined in accordance with GAAP, plus (b) the sum of the following to the extent deducted in the calculation of net income: (i) interest expense; (ii) cash income taxes; (iii) depreciation; (iv) amortization; (v) extraordinary losses determined in accordance with GAAP; and (vi) other non-recurring expenses reducing such net income which do not represent a cash item in such period or any future period, minus (c) the sum of the following to the extent included in the calculation of net income: (i) income tax credits; (ii) extraordinary gains determined in accordance with GAAP; and (iii) all non-recurring, non-cash items increasing net income.

(v)                 “Fixed Charge Coverage Ratio” means, as of the date in question, the ratio of (a) Adjusted EBITDA to (b) Fixed Charges.

(vi)               “Fixed Charges” means the sum of (a) Debt Service plus (b) Capitalized Lease Obligations.

4.10            Compliance with Leases.  Subject to provisions contained in the Deed of Trust, Borrower shall comply with all terms and conditions of the Leases, if any, and all other lease or rental agreements covering any premises or property (real or personal) wherein any of the Mortgaged Property is or may be located, and any Legal Requirement, except where the failure to so comply could not cause a Material Adverse Effect.

4.11            No Liability of Bank.  Bank shall not be obligated to inspect the Mortgaged Property or to perform any obligation of Borrower.  Nothing, including, without limitation, any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Bank.  Further, Bank shall not have, and has not assumed, and by its execution and acceptance of this Agreement hereby expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligation of Borrower, and no term or condition hereof, or of any of the Loan Documents, shall be construed otherwise.  Bank has no liability or obligation in connection with the Mortgaged Property and Loan Documents except to disburse Loan proceeds as herein agreed.

4.12            Defense of Actions.  Bank may (but shall not be obligated to) commence, appear in or defend any action or proceeding purporting to affect the Loan, the Mortgaged Property or the respective Rights and obligations of Bank or Borrower pursuant to this Agreement.  Bank may (but shall not be obligated to) pay all necessary expenses, including reasonable attorney’s fees and expenses incurred in connection with any such proceedings or actions, which Borrower agrees to repay to Bank upon demand.

4.13            Restrictions and Annexation.  Borrower shall not impose any restrictive covenants or encumbrances upon the Mortgaged Property, execute or file any subdivision plat affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any city without the prior written consent of Bank.

4.14            Maintenance of Entity Existence, Assets and Business; Continuance of Present Business.  Each Borrower will preserve and maintain its existence and all of its leases, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business.  Each Borrower will conduct its business in an orderly and efficient manner in accordance with good business practices.  Each Borrower will keep or cause to be kept all of Borrower’s assets which are useful and necessary in their respective businesses in good repair, working order and condition, and will make or cause to be made all necessary repairs, renewals and replacements as may be reasonably required.  Each Borrower will continuously carry on and conduct its business in the same manner and in substantially the same fields as such business is now and has heretofore been carried on.  Borrower (excluding XX) (a) shall not engage or be authorized to engage in any business other than ownership, management and operations of the Mortgaged Property, (b) shall not have assets other than the Mortgaged Property and personal property necessary for the ownership of the Mortgaged Property, (c) shall have its own books and records separate and apart from any other Person and will file its own tax returns, (d) shall hold itself out as being, and shall conduct all business as, a legal entity, separate and apart from any other Person, with separate stationery, invoices and checks, and (e) shall not commingle its assets or funds with those of any other Person.  Each Borrower’s organizational documents shall at all times provide that any dissolution and winding up or insolvency filing for Borrower requires the unanimous consent of all partners, directors, managers or members, as applicable.  Borrower will not amend, modify or otherwise change the Certificate of Formation, Company Agreement or other organizational documents of Borrower without the prior written consent of Bank which will not be unreasonably withheld or delayed.

4.15            Tax Receipts.  To the extent applicable, Borrower shall furnish to Bank receipts or tax statements marked “paid” to evidence the payment of all Taxes levied on the Mortgaged Property before the date on which such taxes become delinquent.

4.16            Incumbency.  Borrower shall from time to time, at the request of Bank, certify to Bank the names, signatures and positions of all persons authorized to execute and deliver any of the Loan Documents.

4.17            Depository Relationship.  To induce Bank to establish the interest rates provided for in the Note, and if and to the extent permitted by applicable laws, Borrower will use and maintain Bank as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

4.18            Comply with Loan Documents.  Borrower will fully comply with the terms, provisions and conditions of this Agreement and the other Loan Documents.

4.19            Additional Deeds of Trust and Joinder Agreement.  In connection with the use by Borrower of any Advance for the acquisition of real property, Borrower shall cause the filing of a Deed of Trust with respect to such acquired property in form and substance satisfactory to Bank to be filed in the appropriate real estate records immediately following the acquisition of such property by Borrower.  If the post-acquisition owner of such acquired property will be an Affiliate of Borrower, such Affiliate shall become a party to this Agreement by execution of a Joinder Agreement and the Loan Documents shall otherwise be modified in form and substance satisfactory to Bank.  Such Deed of Trust will evidence a first lien priority security interest in the acquired property.

Article Five
Negative Covenants

           Borrower covenants and agrees that, so long as any Indebtedness remains outstanding, or Bank has any further obligation under the Loan Documents, it will not, without the prior written consent of Bank:

5.1                Debt.  Borrower will not incur, create, assume, or permit to exist, any Debt, except:

(a)                 Debt to Bank;

(b)                 Debt which exists on the Closing Date which is listed on Schedule 5.1 attached hereto;

(c)                 Trade Debt incurred in the ordinary course of business provided that all such obligations are paid within sixty (60) days of the date when due; and

(d)                 Subordinated Debt.

5.2                Contingent Liabilities. Borrower will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person (other than Borrower) except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; provided, however, Borrower may, from time to time, guaranty loans of its subsidiaries and/or Affiliates so long as (a) prior written consent of Bank, which shall not be unreasonably withheld, is obtained, (b) immediately before and immediately after giving effect to such guaranty, no Default or Event of Default exists or will exist, and (c) such guaranty is at all times unsecured and the indebtedness thereunder is subordinated to the Indebtedness in form and substance satisfactory to Bank pursuant to a written agreement.

5.3                Limitation on Liens.  Borrower will not incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

(a)                 The Permitted Encumbrances;

(b)                 Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(c)                 Liens for taxes, assessments, or other governmental charges which are being contested in good faith and for which adequate reserves have been established; and

(d)                 Liens resulting from good faith deposits to secure payments of workmen’s compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or Leases made in the ordinary course of business.

5.4                Mergers, Etc.  Except with the prior written consent of Bank, which shall not be unreasonably withheld or delayed, Borrower will not become a party to a merger or consolidation, or, except as expressly permitted in Section 5.5 below, purchase or otherwise acquire all or any part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate; provided, however, so long as immediately before and immediately after giving effect to such acquisition no Default or Event of Default exists or will exist, XXmay purchase or otherwise acquire assets in the ordinary course of its business.

5.5                Restricted Payments.  Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its equity interests, or redeem, purchase, retire, or otherwise acquire any of its equity interests, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests.  Notwithstanding the foregoing, provided no Default or Event of Default exists or will exist (including without limitation compliance with the financial covenants) after giving effect to the distribution (or the redemption, purchase, retirement or acquisition of its equity interest from its members or shareholders), Borrower may distribute no more frequently than monthly to the holders of its equity interests a cash distribution (or redeem, purchase, retire or acquire equity interest from its members or shareholders).

5.6                Loans and Investments.  Borrower will not make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except:

(a)                 readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

(b)                 fully insured depository accounts maintained at a commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00; and

(c)                 investments by Borrower in its subsidiaries or Affiliates in the ordinary course of the business of Borrower provided that the prior written consent of Lender, which shall not be unreasonably withheld, is obtained and immediately before and immediately after giving effect to such investment, no Default or Event of Default exists or will exist.

provided, however, the preceding is not intended to prohibit nominal loans by Borrower to one or more of its employees as long as the aggregate principal amount of such loans does not exceed $10,000.00 at any one time.

5.7                Limitation on Issuance of Equity.  Borrower will not at any time issue, sell, assign, or otherwise dispose of (a) or permit the sale, assignment or other disposition by any Person of, any of its equity interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its equity interests, or (c) any option, warrant, or other right to acquire any of its equity interests except in connection with (i) employee incentive plans and dividend reinvestment plans of Borrower not to exceed, in the aggregate, ten percent (10%) of the equity of Borrower or (ii) issuance, sale, assignment or disposition of equity of Borrower to an Affiliate or existing member or existing shareholder of Borrower as provided in Section 5.13 below.  Notwithstanding the foregoing, XX may issue, sell and otherwise dispose of up to 25,000,000 shares of its common stock pursuant to the terms of that certain prospectus dated February 9, 2010.

5.8                Transactions With Affiliates.  Borrower will not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower.

5.9                Nature of Business.  Borrower will not engage in any business other than the businesses in which it is engaged as of the Closing Date.

5.10            No Negative Pledge.  Borrower will not enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which directly or indirectly prohibits Borrower from creating or incurring a Lien on any of its assets.

5.11            Judgments.  Borrower will not allow any judgment for the payment of money in excess of $10,000.00 rendered against it to remain undischarged or unsuperseded for a period of thirty (30) days during which execution shall not be effectively stayed.

5.12            Hedge Agreements.  Enter into any Hedge Agreement.

5.13            Disposition of Assets.  Borrower acknowledges that Bank has examined and relied on the experience of Borrower and its partners, members, shareholders, principals and beneficial owners in owning and operating properties such as the Mortgaged Property in agreeing to make the Loans, and will continue to rely on Borrower’s ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Indebtedness and the performance of the Obligations.  Borrower acknowledges that Bank has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Borrower default in the repayment of the Indebtedness or the performance of the Obligations, Bank can recover the Indebtedness by a sale of the Mortgaged Property.  Consequently, Borrower will not, directly or indirectly, permit a Disposition except (a) dispositions of inventory in the ordinary course of business, (b) dispositions, for fair value, of worn-out and obsolete equipment not necessary to the conduct of its business, (c) dispositions, including issuance, sale and assignment, of equity of Borrower to an Affiliate or existing member or existing shareholder of Borrower, provided prior written notice thereof is delivered by Borrower to Bank, or dispositions of equity interests by XX in accordance with Section 5.7, or (d) with the prior written consent of the Bank which shall not be unreasonably withheld or delayed (and, subject to the Borrowing Base reduction set forth in the definition of Borrowing Base and any payment in connection therewith required by Borrower, if any, Bank hereby consents to the Disposition by Richardson of the McDonald’s Pad Site).  If, except as expressly set forth herein, there is a Disposition without the prior written consent of Bank, whether voluntarily, involuntarily or by operation of law, THEN Bank may, at its sole option, declare the Indebtedness immediately due and payable in full.

5.14            Sale and Leaseback.  The Borrower will not enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

5.15            Prepayment of Debt.  The Borrower will not prepay any Debt, except the Indebtedness.

5.16            Capital Expenditures.  Borrower will not permit the aggregate Capital Expenditures of Borrower to exceed $500,000.00 during any fiscal year of Borrower.

5.17            Management Agreement.  No Borrower shall enter into any contracts for the management of the Borrower (other than the organizational documents of Borrower, true and correct copies of which have been delivered to Bank prior to the date hereof (the “Organizational Documents”)) or the Mortgaged Property (other than the property management agreement executed by each Borrower and its respective property manager, true and correct copies of which have been delivered to Bank prior to the date hereof (the “Management Agreements”)).  Borrower shall not materially modify, amend, terminate or cancel the Management Agreements without the prior written approval of Bank, which shall not be unreasonably withheld or delayed, and Borrower will not pay any fees or expenses in connection with the management of the Borrower or the Mortgaged Property except in accordance with the terms of the Organizational Documents and Management Agreements and then only if no Default or Event of Default has occurred or will occur as a result of such payment.

Article Six
Event of Default

           The term “Event of Default,” as used herein, shall include the occurrence of any one or more of the following events:

6.1                Payment of Indebtedness.  The failure of Borrower to pay the Indebtedness, or any part thereof, or any sum of money in accordance with the Loan Documents, on the date on which the payment is due.

6.2                Covenants.  Borrower shall fail to provide to Bank timely any notice of Default or Event of Default as required by Section 4.8(h) of this Agreement or Borrower shall breach any provision of Article Four or Article Five of this Agreement.

6.3                Other Obligations.  The failure of Borrower or any Obligated Party punctually and properly to perform, observe or comply with any covenant, agreement, undertaking or condition contained in any of the Loan Documents (other than covenants to pay any sum of money in accordance with the Loan Documents and covenants contained in Article Four and Article Five), which failure is not otherwise specifically addressed in this Section, and such failure continues for a period of ten (10) days after the date Bank sends notice to Borrower of such failure, provided, however, that Bank shall not be required to give any such notice more than three (3) times in any twelve (12) month period.

6.4                Voluntary Debtor Relief.  Borrower or any Obligated Party shall (i) execute an assignment for the benefit of creditors or take any action in furtherance thereof, or (ii) admit in writing its inability to pay, or fail to pay, its debts generally as they become due, or (iii) as a debtor, file a petition, case, proceeding or other action pursuant to, or voluntarily seek the benefit or benefits of, any Debtor Relief Law or take any action in furtherance thereof, or (iv) seek, acquiesce in or suffer the appointment of a receiver, trustee, custodian or liquidator of it or of the Mortgaged Property or any part thereof or of any significant portion of its other property, or (v) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the Rights of Bank granted or referred to in the Loan Documents or of the trustee under the Deed of Trust or take any action in furtherance thereof.

6.5                Involuntary Proceedings.  The filing of a petition, case, proceeding or other action against Borrower or any Obligated Party as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of it or of the Mortgaged Property or any part thereof or of any significant portion of its other property or seeking to effect a suspension or having the effect of suspending any of the Rights of Bank granted or referred to in the Loan Documents or of the trustee under the Deed of Trust and (i) Borrower or any Obligated Party admits, acquiesces in or fails to contest diligently the material allegations thereof, or (ii) the petition, case, proceeding or other action results in entry of an order for relief or order granting the relief sought against it, or (iii) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or thirty (30) days next following the date of its filing.

6.6                Default Under Other Security Instrument.  An event of default, or the occurrence of an event which with the lapse of time or the giving of notice, or both, could become an event of default, under, or the acceleration of any indebtedness secured by, any other mortgage, security interest or assignment which covers or affects any part of the Property (but this provision does not grant or imply consent to any such deed of trust, security interest or assignment).

6.7                Levy.  The levy against the Mortgaged Property or any part thereof, or against any significant portion of Borrower’s or any Obligated Party’s other property, of any execution, garnishment, attachment, sequestration or other writ or similar proceeding which is not permanently dismissed or discharged within thirty (30) days after the levy.

6.8                Misrepresentation.  The discovery by Bank that any representation or warranty made by Borrower or any Obligated Party in any of the Loan Documents or in any other document ever delivered by Borrower or any Obligated Party to Bank in connection with the Indebtedness is false, misleading, erroneous or breached in any material respect at the time made.

6.9                Abandonment.  Abandonment of any portion of the Land or Improvements.

6.10            Judgment.  Borrower shall allow any judgment for the payment of money in excess of $10,000.00 rendered against it to remain undischarged or unsuperseded for a period of sixty (60) days during which execution shall not be effectively stayed.

6.11            Dissolution, Liquidation, Termination.  The dissolution, liquidation, termination or forfeiture of the Right to do business of Borrower.

6.12            Non-Compliance with Legal Requirements.  A failure of any part of the Improvements to comply with any Legal Requirement, or the requirements of any Lease, if applicable in any material respect.

6.13            Fraudulent Transfer.  Borrower shall have (i) concealed, removed, or permitted to be concealed or removed any part of its property with the intent to hinder, delay or defraud any of its creditors, or (ii) made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or (iii) suffered or permitted while insolvent (under any applicable definition of the term) any creditor to obtain a Lien upon any of its property through legal proceedings or distraint which Lien is not permanently vacated within thirty (30) days from the date thereof.

6.14            Destruction or Condemnation of Improvements.  If any portion of the Improvements is demolished, destroyed, or substantially damaged, or any portion of the Land or Improvements is taken or threatened to be taken by eminent domain, so that in any event, in Bank’s reasonable judgment, the same cannot be restored or rebuilt with available funds to the condition existing immediately prior to such demolition, destruction, or damage within a reasonable period of time.

6.15            Defaults on Other Debt or Agreements.  Borrower fails to perform or comply with any covenant, agreement or other obligation to be performed, observed or complied with by Borrower for the benefit of a Person other than Bank, subject to any grace and/or cure periods provided therein, which failure could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), or assets of Borrower, the ability of Borrower to perform its Obligations under any Loan Document to which it is a party or by which it is bound or the enforceability of any Loan Document.

6.16            Other Agreements with Bank.  A default or event of default shall occur and be continuing after the expiration of any applicable grace, notice, and cure periods under any other written agreement (which is not this Agreement or a Loan Document executed in connection herewith) between Bank and Borrower or any of its Affiliates, or by Borrower or any of its Affiliates in favor of Bank, including without limitation any default or event of default under any other loans among Borrower or any of its Affiliates (including without limitation Hartman 1960 Properties, LLC, Hartman Income REIT, Inc., Hartman Income REIT Operating Partnership, LP, and Hartman Prestonwood Properties, LLC) and Bank.

6.17            Death.  Guarantor, if a natural person, shall die; provided, however, the death of an individual Guarantor will not constitute an Event of Default until ninety (90) days after Bank has provided Borrower with written notice of Bank’s intent to accelerate the maturity of the Indebtedness as a result of Guarantor’s death and Borrower fails to find a replacement guarantor satisfactory in all respects to Bank.

6.18            Application to Guarantors.  The occurrence of any event referred to in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.10, 6.12, 6.14, 6.15 or 6.16 above with respect to any Guarantor (as if such Guarantor were “Borrower” in such Sections).

6.19            Change in Management.  If there shall be any change in the management of Borrower, including without limitation, if Allen R. Hartman shall at any time and for any reason cease to be involved in the day to day executive management of Borrower, except by reason of death or disability.

6.20            Full Force and Effect.  If any Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or any Guarantor or any of their respective partners, members, shareholders or other equity holders, or the Borrower or any Guarantor shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon the Mortgaged Property.

6.21            Management Agreement.  Any material modification of any management agreement with respect to any Mortgaged Property without the prior written consent of Bank, which shall not be unreasonably withheld or delayed.

Article Seven
Certain Rights and Remedies of Bank

7.1                Rights Upon Event of Default.  If any Event of Default shall occur and be continuing, Bank may without notice terminate its commitment to Advance and/or declare the Indebtedness or any party thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Sections 6.4 or 6.5, Bank’s commitment to Advance shall automatically terminate, and the Indebtedness shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower.  If any Event of Default shall occur and be continuing, Bank may exercise all Rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

7.2                Performance by Bank.  Should any covenant, duty, or agreement of Borrower fail to be performed in accordance with the terms of the Loan Documents, Bank may, at its option, perform, or attempt to perform, such covenant, duty or agreement on behalf of Borrower.  In such event, Borrower shall pay to Bank on demand any amount expended by Bank in such performance or attempted performance, together with interest thereon at the Maximum Rate from the date of such expenditure by Bank until paid.  Notwithstanding the foregoing, it is expressly understood that Bank does not assume and shall never have any liability or responsibility for the performance of any duties of Borrower hereunder.  Without limiting the generality of the foregoing, upon the occurrence of an Event of Default, Bank shall have the Right, in addition to any other Right of Bank, but not the obligation, in its own name or in the name of Borrower, to enter into possession of the Mortgaged Property; to perform all work necessary to satisfy the requirements of any Lease, if applicable; and to employ watchmen and other safeguards to protect the Mortgaged Property.  Borrower hereby appoints Bank as the attorney-in-fact of Borrower with full power of substitution, and in the name of Borrower if Bank elects to do so, upon the occurrence of an Event of Default, to (a) use such sums as are necessary, including any proceeds of the Loan to perform all work necessary to satisfy the Legal Requirements and the requirements of any Lease, if applicable, (b) endorse the name of Borrower on any checks or drafts representing proceeds of the insurance policies required hereunder, or other checks or instruments payable to Borrower with respect to the Mortgaged Property, (c) do every act with respect to the Mortgaged Property which Borrower may do, and (d) prosecute or defend any action or proceeding incident to the Mortgaged Property.  The power-of-attorney granted hereby is a power coupled with an interest, is irrevocable and shall not terminate upon disability of the principal.  Bank shall have no obligation to undertake any of the foregoing actions, and if Bank should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Bank.

7.3                Bank Not in Control.  None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Bank the Right or power to exercise control over the affairs and/or management of Borrower, the power of Bank being limited to the Rights to exercise the remedies referred to in the other Sections of this Article; provided that if Bank becomes the owner of any stock of any entity, whether through foreclosure or otherwise, Bank shall be entitled to exercise such legal Rights as it may have by being a shareholder of such entity.

7.4                Waivers.  The acceptance by Bank at any time and from time to time of part payment on the Indebtedness shall not be deemed to be a waiver of any Event of Default then existing.  No waiver by Bank of any Event of Default shall be deemed to be a waiver of any other then existing or subsequent Event of Default.  No waiver by Bank of any of its Rights hereunder, in the other Loan Documents or otherwise shall be considered a waiver of any other or subsequent Right of Bank.  No delay or omission by Bank in exercising any Right under the Loan Documents or otherwise shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right exhaust the same or preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise.

7.5                Cumulative Rights.  All Rights available to Bank under the Loan Documents shall be cumulative of and in addition to all other Rights of Bank at law, in equity or otherwise whether or not the Indebtedness is due and payable and whether or not Bank shall have instituted any suit for collection, foreclosure or other action in connection with the Loan Documents.

7.6                Offset.  At any time an Event of Default then exists, Bank shall be entitled to exercise the Rights of offset and/or banker’s lien against the interest of Borrower in and to each and every account and other property of Borrower which are in the possession of Bank to the extent of the full amount of the Indebtedness.

7.7                BORROWER’S INDEMNITY.  BORROWER SHALL INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS BANK, BANK’S PARENTS, AFFILIATES, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, SUCCESSORS, AND ASSIGNS AND THE TRUSTEE UNDER THE DEED OF TRUST (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, LOSSES, COSTS, OR EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES), ACTIONS, PROCEEDINGS, CLAIMS OR DISPUTES INCURRED OR SUFFERED BY THE FOREGOING PARTIES SO INDEMNIFIED WHETHER OR NOT AS THE RESULT OF, IN WHOLE OR IN PART, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY PARTY SO INDEMNIFIED, WHETHER VOLUNTARILY OR INVOLUNTARILY INCURRED OR SUFFERED, IN RESPECT OF THE FOLLOWING; PROVIDED, HOWEVER, BORROWER WILL NOT BE LIABLE TO ANY INDEMNIFIED PARTY FOR LIABILITIES, DAMAGES, LOSSES, COSTS, OR EXPENSES CAUSED PRIMARILY BY SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT:

(i)                   ANY LITIGATION CONCERNING THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE MORTGAGED PROPERTY, OR ANY INTEREST OF BORROWER OR BANK THEREIN, OR THE RIGHT OF OCCUPANCY THEREOF BY BORROWER OR BANK, WHETHER OR NOT ANY SUCH LITIGATION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT;

(ii)                 ANY DISPUTE, INCLUDING DISPUTES AS TO THE DISBURSEMENT OF PROCEEDS OF THE NOTE NOT YET DISBURSED, AMONG OR BETWEEN BORROWER OR OTHER PARTNERS OR VENTURERS OF BORROWER IF BORROWER IS A GENERAL OR LIMITED PARTNERSHIP, OR AMONG OR BETWEEN ANY EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS OR MANAGERS OF BORROWER IF BORROWER IS A CORPORATION OR LIMITED LIABILITY COMPANY OR PARTNERSHIP, OR AMONG OR BETWEEN ANY MEMBERS, TRUSTEES OR OTHER RESPONSIBLE PARTIES IF BORROWER IS AN ASSOCIATION, TRUST OR OTHER ENTITY;

(iii)                ANY ACTION TAKEN OR NOT TAKEN BY BANK OR TRUSTEE WHICH IS ALLOWED OR PERMITTED UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS RELATING TO BORROWER, THE MORTGAGED PROPERTY, OR OTHERWISE IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST OR OTHER RIGHT, REMEDY OR RECOURSE CREATED OR AFFORDED BY THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS; AND

(iv)               ANY ACTION BROUGHT BY BANK AGAINST BORROWER UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, WHETHER OR NOT SUCH ACTION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT.

BANK MAY EMPLOY AN ATTORNEY OR ATTORNEYS TO PROTECT OR ENFORCE ITS RIGHTS, REMEDIES AND RECOURSES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND TO ADVISE AND DEFEND BANK WITH RESPECT TO ANY SUCH ACTIONS AND OTHER MATTERS.  BORROWER SHALL REIMBURSE BANK FOR THEIR RESPECTIVE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS) IMMEDIATELY UPON RECEIPT OF A WRITTEN DEMAND THEREFOR, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED.  ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS HEREUNDER SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY BANK.  ANY PAYMENTS NOT MADE WITHIN FIVE (5) DAYS AFTER WRITTEN DEMAND THEREFOR SHALL BEAR INTEREST AT THE EVENT OF DEFAULT RATE FROM THE DATE OF SUCH DEMAND UNTIL FULLY PAID.  THE PROVISIONS OF THIS SECTION 7.7 SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF THE LIEN OF THE DEED OF TRUST, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE), THE TRANSFER BY BORROWER OF ANY OR ALL OF ITS RIGHT, TITLE AND INTEREST IN OR TO THE PROPERTY AND THE EXERCISE BY BANK OF ANY AND ALL REMEDIES SET FORTH HEREIN OR IN ANY OTHER LOAN DOCUMENT.

Article Eight
Miscellaneous

8.1                Headings.  The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

8.2                Articles, Sections, and Exhibits.  All references to “Article,” “Articles,” “Section,” “Sections,” “Subsection,” or “Subsections” contained herein are, unless specifically indicated otherwise, references to articles, sections, and subsections of this Agreement.  All references to “Exhibits” contained herein are references to exhibits attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit attached hereto, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof.

8.3                Number and Gender of Words.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender shall include each other gender where appropriate.

8.4                Notices.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed, or delivered, to the address, facsimile number to the address specified for notices on the signature page below or to such other address as shall be designated by such party in a notice to the other parties.  All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (a) actual receipt by the intended recipient, or (b) (i) if delivered by hand or courier, when signed for by the designated recipient, (ii) if delivered by mail, four (4) business days after deposit in the mail, postage prepaid, and (iii) if delivered by facsimile when sent and receipt has been confirmed by telephone.  Electronic mail and internet websites may be used only to distribute routine communications, such as Financial Statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

8.5                Audits of Mortgaged Property; Fees.  Bank shall have the right from time to time to audit the Mortgaged Property, provided that such audits will be conducted no more than two (2) times in any calendar year unless an Event of Default has occurred.  Borrower agrees to reimburse Bank, on demand, for customary and reasonable fees and costs incurred by Bank for such audits (provided that unless an Event of Default has occurred, Borrower shall only be obligated to pay the fees and costs associated with one audit per calendar year not to exceed $5,000.00 per Mortgaged Property audited) and for each appraisal of Mortgaged Property and financial analysis and examination of Borrower or any other Obligated Party performed from time to time.

8.6                Costs and Expenses.  Borrower shall pay Bank, on demand, all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred by Bank in perfecting, revising, protecting or enforcing any of its rights or remedies against any Obligated Party or any Mortgaged Property, or otherwise incurred by Bank in connection with any Default or Event of Default or the enforcement of the Loan Documents or the Indebtedness.  Following Bank’s demand upon Borrower for the payment of any such costs and expenses, and until the same are paid in full, the unpaid amount of such costs and expenses shall constitute Indebtedness and shall bear interest at the default rate of interest provided for in the Note.

8.7                Form and Number of Documents.  Each agreement, document, instrument, or other writing to be furnished to Bank under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Bank and its counsel.

8.8                Survival.  All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and shall continue in full force and effect so long as any part of the Indebtedness remain and, except as otherwise indicated, shall not be affected by any investigation made by any party.  Notwithstanding anything contained herein to the contrary, the covenants, agreements, undertakings, representations, and warranties made in Section 4.11 and Section 7.7 shall survive the expiration or termination of this Agreement, regardless of the means of such expiration or termination.

8.9                GOVERNING LAW; PLACE OF PERFORMANCE.  THE LOAN DOCUMENTS ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS, AND THE LAWS OF SUCH STATE AND OF THE UNITED STATES SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN ANY OF THE LOAN DOCUMENTS.  THIS AGREEMENT, ALL OF THE OTHER LOAN DOCUMENTS, AND ALL OF THE OBLIGATIONS OF BORROWER UNDER ANY OF THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS.  VENUE OF ANY LITIGATION INVOLVING THIS AGREEMENT OR ANY LOAN DOCUMENT SHALL BE MAINTAINED IN AN APPROPRIATE STATE OR FEDERAL COURT LOCATED IN DALLAS COUNTY, TEXAS, TO THE EXCLUSION OF ALL OTHER VENUES.

8.10            Maximum Interest.  It is expressly stipulated and agreed to be the intent of Borrower and Bank at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by the Note or any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Bank to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Bank related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Bank’s exercise of the option to accelerate the maturity of the Note and/or any and all indebtedness paid or payable by Borrower to Bank pursuant to any Loan Document other than the Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Borrower will have paid or Bank will have received by reason of any prepayment by Borrower of the Note and/or the Related Indebtedness, then it is Borrower’s and Bank’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Bank shall be credited on the principal balance of the Note and/or the Related Indebtedness (or, if the Note and the Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrower and Bank agree that Bank shall, with reasonable promptness after Bank discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Note and/or any Related Indebtedness then owing by Borrower to Bank. Borrower hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall be abated for such time period) seeking usury penalties against Bank, Borrower will provide written notice to Bank, advising Bank in reasonable detail of the nature and amount of the violation, and Bank shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Bank.  All sums contracted for, charged, taken, reserved or received by Bank for the use, forbearance or detention of any debt evidenced by the Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to the Note and/or the Related Indebtedness for so long as debt is outstanding.  In no event shall the provisions of Chapter 346 of the Texas Finance Code which regulates certain revolving credit loan accounts and revolving triparty accounts apply to the Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

8.11            Ceiling Election.  To the extent that Bank is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on the Note and/or any other portion of the Indebtedness, Bank will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent federal law permits Bank to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Bank will rely on federal law instead of such Chapter 303 of the purpose of determining the Maximum Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

8.12            Invalid Provisions.  If any provision of any of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the appropriate Loan Document shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be effected by the illegal, invalid, or unenforceable provision or by its severance therefrom.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

8.13            Entirety and Amendments.  This instrument embodies the entire agreement between the parties relating to the subject matter hereof (except documents, agreements and instruments delivered or to be delivered in accordance with the express terms hereof), supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by Borrower and Bank and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

8.14            Multiple Counterparts.  This Agreement has been executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Agreement by facsimile transmission or portable document format (pdf) shall be equally as effective as delivery of an executed original counterpart and shall constitute a covenant to deliver an executed original counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Agreement.  This provision shall apply to all of the Loan Documents as if fully set forth therein.

8.15            Parties Bound.  This Agreement shall be binding upon and inure to the benefit of Borrower, Bank and their respective successors and assigns; provided that Borrower may not, without the prior written consent of Bank, assign any of its Rights, duties, or obligations hereunder.  No term or provision of this Agreement shall inure to the benefit of any Person other than Borrower and Bank and their respective successors and assigns; consequently, no Person other than Borrower and Bank and their respective successors and assigns, shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Borrower or Bank to perform, observe, or comply with any such term or provision.

8.16            Bank’s Consent or Approval.  Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of judgment of Bank is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Bank, and (b) deemed to have been given only by a specific writing intended for the purpose and executed by Bank.  Each provision for consent, approval, inspection, review, or verification by Bank is for Bank’s own purposes and benefit only.

8.17            Sale of Participations.  Bank may, from time to time and without notice to Borrower, sell or offer to sell the Indebtedness, or interests therein, to one or more assignees or participants and Bank is hereby authorized to disseminate and disclose any information (whether or not confidential or proprietary in nature) Bank now has or may hereafter obtain pertaining to Borrower, the Indebtedness or the Loan Documents (including, without limitation, any credit or other information regarding Borrower, any of its principals, or any other person or entity liable, directly or indirectly, for any part of the Loan, to (a) any assignee or participant or any prospective assignee or prospective participant, (b) any regulatory body having jurisdiction over Bank or the Indebtedness, and (c) any other persons or entities as may be necessary or appropriate in Bank’s reasonable judgment).  Bank, as a courtesy to Borrower, will endeavor to notify Borrower of any such assignees or participants, or prospective assignees or participants, to which Bank disseminates any of the information described above.

8.18            Loan Agreement Governs.  In the event of any conflict between the terms of this Agreement and any terms of any other Loan Document, the terms of this Agreement shall govern.  All of the Loan Documents are by this reference incorporated into this Agreement.

8.19            WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

8.20            STATUTE OF FRAUDS NOTICE.  THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.21            ATTORNEY FEE AGREEMENT AND REPRESENTATION DISCLAIMER ACKNOWLEDGMENT.  Legal instruments involved in the above-referenced Loan have been prepared for the Bank by the law firm of McGuire, Craddock & Strother, P.C. (the “Firm”).  As part of the obligation of the Borrower to pay the reasonable expenses of the Bank in connection with the Loan, the Borrower hereby agrees to pay, at closing, the legal fees and related expenses charged to Bank by the Firm in connection with the preparation of the aforementioned legal instruments.  Borrower acknowledges that the Firm has acted only as counsel to Bank, and has not, in any manner, undertaken to represent or render legal counsel to the Borrower with respect to the Loan or the Mortgaged Property, or with respect to any of the documents or instruments being executed in connection therewith.  Borrower has been and is hereby advised to obtain legal counsel of their own choice to represent them in this transaction.

8.22            CROSS DEFAULT; CROSS COLLATERAL.  The Borrowerand Bank hereby agree that (a) all other agreements between Borrower(or any of its Affiliates) and the Bank (or any of its Affiliates) are hereby amended so that a Default or Event of Default under this Agreement is a default and event of default under all other agreements and a default or event of default under any one of the other agreements is a Default and Event of Default under this Agreement, and (b) the Collateral under this Agreement secures the obligations now or hereafter outstanding under all other agreements between Borrower(or any of its Affiliates) and the Bank (or any of its Affiliates) and the collateral pledged under any one of the other agreements secures the obligations under this Agreement; provided, however, that no Default or Event of Default shall result from additional Liens granted to Bank (or any of its Affiliates) by Borrower(or any of its Affiliates) as a result of such amendment.

8.23            XX as Agent for Borrower.  Borrower hereby irrevocably appoints XX as the borrowing agent and attorney-in-fact for the Borrower (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Bank shall have received prior written notice signed by Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower.  Borrower hereby irrevocably appoints and authorized the Administrative Borrower (i) to provide Bank with all notices with respect to Loans obtained for the benefit of Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  Borrower hereby jointly and severally agrees to indemnify Bank harmless against any and all liability, expense, loss or claim of damage or injury, made against Bank by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) Bank’s relying on any instructions of the Administrative Borrower, or (b) any other action taken by Bank hereunder or under the other Loan Documents.

[Remainder of page intentionally left blank.]

           EFFECTIVE as of the date first set forth above.

BANK:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:

                Elizabeth W. Falco, SVP Corporate Banking

Address for Notices:

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

Facsimile No.:  (214) 932-6607

Attention:  Elizabeth W. Falco

BORROWER:

HARTMANCOOPER STREET PLAZA, LLC,

a Texas limited liability company

By:

                Allen R. Hartman, President

HARTMAN RICHARDSON HEIGHTS PROPERTIES, LLC,

a Texas limited liability company

By:

                Allen R. Hartman, President

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.,

a Maryland corporation

By:

                Allen R. Hartman, President

Address for Notices:

2909 Hillcroft, Ste 420

Houston, Texas 77057

Facsimile No.:  713.465.3132

Attention:  Jim Stokes, General Counsel

LIST OF SCHEDULES AND EXHIBITS

EXHIBIT A          -               Land

EXHIBIT B          -               Conditions Precedent

EXHIBIT C          -               Title Policy Requirements

EXHIBIT D          -               Insurance Requirements

EXHIBIT E          -               Notice of Borrowing

EXHIBIT F           -               Compliance Certificate

EXHIBIT G          -               Joinder Agreement

SCHEDULE 5.1                   Existing Debt

EXHIBIT A

TO

LOAN AGREEMENT

Land

[see attached]

EXHIBIT B

TO

LOAN AGREEMENT

A.                  Initial Extension of Credit.  The obligation of Bank to make the initial Advance under the Note is subject to the condition precedent that Bank shall have received on or before the day of such Advance all of the following, each dated (as applicable and unless otherwise indicated) on or as of the Closing Date, in form and substance satisfactory to Bank:

1.                   Resolutions.  Resolutions of the Board of Directors (or other governing body) of Borrower and each other Obligated Party certified by the Secretary (or other custodian of records) of Borrower and each other Obligated Party which authorize the execution, delivery, and performance by Borrower or any such Obligated Party of this Agreement and the other Loan Documents to which Borrower or any such Obligated Party is or is to be a party;

2.                   Incumbency Certificate.  A certificate of incumbency certified by an authorized officer or representative certifying the names of the individuals or other Persons authorized to sign this Agreement and the other Loan Documents to which Borrower or any other Obligated Party is or is to be a party on behalf of Borrower or any such Obligated Party together with specimen signatures of such Persons;

3.                   Organizational Documents.  The Organizational Documents for Borrower and each other Obligated Party as of a date acceptable to Bank;

4.                   Governmental Certificates.  Certificates of the appropriate government officials of the state of incorporation or organization of Borrower and each other Obligated Party as to the existence and good standing of Borrower or any such Obligated Party, each dated within ten (10) days prior to the date of the initial Advance;

5.                   Note.  The Note, executed by Borrower;

6.                   Loan Agreement.  This Agreement, executed by Borrower;

7.                   Insurance Matters.  Copies of insurance certificates describing all insurance policies required by the Agreement and the other Loan Documents, together with loss payable and lender endorsements in favor of Bank with respect to all insurance policies covering Collateral;

8.                   Fees.  Payment of a commitment fee of $140,000.00 to Bank from the Borrower;

9.                   Guaranty.  The Guaranty executed by each Guarantor;

10.                Deed of Trust.  The Deed of Trust executed by Richardson and a Deed of Trust executed by Cooper;

11.                Other Loan Documents.  Each other Loan Document, duly executed by each Obligated Party which is a party thereto;

12.                Title Policies.  Title policies (or a commitment from the Title Insurer to issue the title policies) together with legible copies of all title exception documents cited in the Title Policy and all other legal documents affecting the Borrowing Base Properties or the use thereof.

13.                Survey.  Land Title Surveys of the Mortgaged Property in form and substance satisfactory to Bank.

14.                Appraisals.  Bank shall have obtained appraisals indicating an appraised value satisfactory to Bank in all respects.

15.                ADA.  Satisfactory evidence that the Mortgaged Property is in compliance with the Americans with Disabilities Act of 1990, as amended.

16.                Zoning.  Satisfactory evidence that the zoning ordinances and restrictive covenants affecting the Mortgaged Property permit the present and intended uses of the Mortgaged Property and have been and will be complied with.

17.                Environmental.  Satisfactory evidence of the Mortgaged Property’s compliance with the requirements of all applicable environmental protection laws, rules and regulations, whether federal, state or municipal.

18.                Utility.  Satisfactory evidence that all utility and sanitary sewage services and facilities necessary for the use of the Improvements are available to the Land.

19.                Access.  Satisfactory evidence that all of the streets providing access to the Mortgaged Property have been either dedicated to public use or established by private easement, duly recorded in the records of the county in which the Mortgaged Property is located, and have been fully installed and accepted by Governmental Authority, that all costs and expenses of the installation and acceptance thereof have been paid in full and that there are no restrictions on the use and enjoyment of such streets that adversely affect, limit or impair Borrower’s ability to operate the Mortgaged Property for the purposes and in the manner represented to Bank.

20.                Leases.  Copies of the leases for the Mortgaged Property satisfactory to Bank, together with tenant estoppels and SNDA’s satisfactory to Bank.

21.                Financial Statements.  Bank shall have received current financial statements of Borrower and the Guarantors, each in form and substance and certified by such individual as acceptable to Bank.  Borrower and the Guarantors shall provide such other additional financial information Bank reasonably requires.

22.                Management Agreement and other Agreements:  Bank shall have received executed copies of the Management Agreements and any other leasing, management and development agreements entered into by Borrower in connection with the Mortgaged Property and Bank shall have received a subordination, estoppel certificate and assignment agreement in connection with the Management Agreements from the manager and such other agreements as the Bank may require in form and substance acceptable to Bank.

23.                UCC Search.  The results of a UCC search showing all financing statements and other documents or instruments on file against Borrower in the offices of the Secretaries of State of Texas, such search to be as of a date no more than ten (10) days prior to the date of the initial Advance;

24.                Opinion of Counsel.  A favorable opinion of Jim Stokes, general counsel to Borrower and the Guarantor, as to such other matters as Bank may reasonably request;

25.                Attorneys’ Fees and Expenses.  Evidence that the costs and expenses (including reasonable attorneys’ fees), to the extent incurred, shall have been paid in full by Borrower;

26.                No Default:  There shall be no uncured Event of Default by Borrower hereunder nor any event, circumstance or condition which with notice or passage of time or both would be an Event of Default.

27.                Environmental.  A Phase I Environmental Site Assessment prepared by an environmental consultant acceptable to Bank with evidence satisfactory to Bank of the Mortgaged Property’s compliance with the requirements of all applicable environmental protection laws, rules and regulations, whether federal, state or municipal.

28.                Additional Items.  Borrower shall have furnished to Bank such other materials, documents, papers or requirements regarding the Property, Borrower, and any Guarantor as Bank shall reasonably request.

B.               Conditions to All Advances.  In addition to the conditions precedent stated elsewhere herein, including all of the conditions precedent for the initial extension of credit, Bank shall not be obligated to make any Advance unless

1.                   Representations and Warranties.  The representations and warranties made by Borrower and each Obligated Party in the Loan Documents shall be true and correct at and as of the time the Advance is to be made, and the request for an Advance shall constitute the representation and warranty by Borrower that such representations and warranties are true and correct at such time.

2.                   No Event of Default.  On the date of, and upon receipt of, the Advance, no Event of Default, and no event which, with the lapse of time or notice or both, could reasonably be expected to become an Event of Default, shall have occurred and be continuing.

3.                   Advance Request.  Bank has received an Advance Request in form and substance satisfactory to Bank, as well as such other documents, opinions, certificates, agreements, instruments and evidences as Bank may reasonably request.

4.                   Title.  To the extent proceeds from the request advance are to be used for the acquisition of real estate, Borrower shall provide to Bank such information regarding the property, including title, survey and appraisals as Bank may request.  In addition, contemporaneously with any such advance, Borrower shall cause to be filed, at Bank’s option, a first lien Deed of Trust or Negative Pledge in form and substance satisfactory to Bank.

5.                   Additional Documentation.  Bank shall have received such additional approvals, opinions, or documents as Bank may reasonably request.

C.                  Each Advance shall be deemed to be a representation and warranty by the Borrower to Bank that the conditions specified herein have been satisfied on and as of the date of the applicable Advance.

D.                  Borrowing Base Properties.  As of the date of this Agreement, the Borrowing Base Properties are as follows:

RichardsonHeights – (100 South Central Expressway, Richardson, Texas, 75080)

CooperStreet Plaza– (4601 South Cooper Street, Arlington, Texas 76017)

EXHIBIT C

TO

LOAN AGREEMENT

Title Company:  Fidelity National Title Insurance Company

Title Policy Requirements

                Borrower shall deliver to Bank, at Borrower’s expense, for Texas property, a Texas loan policy of title insurance (Form T-2), acceptable to Bank and Bank’s counsel.  The Title Policy shall (a) show “Texas Capital Bank, National Association” as the insured mortgagee, (b) insure the Lien of the Deed of Trust as a first lien against the Land and Improvements in the full amount of the Loan, (c) delete the exception for matters which a current survey would show, and all “standard” exceptions which can be deleted, to the fullest extent authorized under applicable title insurance rules and Borrower shall satisfy all requirements therefor, (d) contain (i) no exception for standby fees or real estate taxes other than standby fees and real estate taxes for the year in which the Closing Date occurs to the extent the same are not then due and payable in which case the same shall be endorsed “not yet due and payable” and (ii) no exception for subsequent assessments for prior years, (e) provide full coverage against mechanic’s liens to the extent authorized by applicable title insurance rules and Borrower shall satisfy all requirements therefor, (f) contain only such exceptions (regardless of rank or priority) Bank approves, and Borrower shall cause to be delivered to Bank true, complete and fully legible copies of all recorded instruments shown as exceptions, including the subdivision plat (if any) and any restrictive covenants, (g) insure that no restrictive covenants shown in the Title Policy have been violated, and that no violation of the restrictions will result in a reversion or forfeiture of title, (h) insure that the lands shown in the required Survey are one and the same as the lands encumbered by the Deed of Trust, and that all recorded easements and other exceptions locatable on the ground are located as shown on the Survey, (i) insure that indefeasible or marketable (as coverage is available) fee simple title to the Land and Improvements is vested in Borrower, (j) contain such endorsements Bank requires and are available under applicable title insurance rules and Borrower shall satisfy all requirements therefor, (k) insure any easements, leasehold estates or other matters appurtenant to or benefiting the Land and/or the Improvements as part of the insured estate and not show the same as exceptions, (l) provide the recording information for the UCC financing statement (if any) filed in the real estate records of the county where the Land is located, and (m) insure the zoning of, and the Right of access to, the Land to the extent authorized under applicable title insurance rules and Borrower shall satisfy all requirements therefor.

                Borrower shall be solely responsible for satisfying the requirements of the Title Company necessary to allow the Company to issue the Title Policy required by this Agreement. The conditions to Bank’s obligation to make the Loan will not be satisfied if the Title Policy required by this Agreement is not, or cannot be, issued, whether caused by Borrower’s failure to satisfy the underwriter’s requirements or otherwise.

EXHIBIT D

TO

LOAN AGREEMENT

Insurance Requirements

                Borrower shall maintain with responsible insurance companies having at least an A Policyholder’s Rating and a Financial Size Rating of XII by Alfred M. Best Company (or another company approved by Bank) the following:

                1.             Hazard Insurance.  Insurance with respect to all insurable Property against loss or damage by fire, lightning, windstorm, explosion, hail, tornado, collapse, riot, riot attending a strike, sprinkler leakage, civil commotion, damage from aircraft and vehicles, and smoke damage and loss or damage from such hazards as are presently included in so called “extended coverage” and against vandalism and malicious mischief and against such other insurable hazards as may be required by Bank for the benefit of Borrower and Bank as named insured and/or loss payees.  The amount of such insurance shall be the full replacement cost of the buildings, improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Mortgaged Property, without deduction for depreciation.  Full replacement cost, as used herein, means, with respect to the buildings and improvements, the cost of replacing the buildings and improvements, exclusive of the cost of excavations, foundations and footings below the first floor slab grade, but including the cost of debris removal, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing same.  Each such policy shall contain a replacement cost endorsement and such other endorsements as are sufficient to prevent Borrower and Bank from becoming a coinsurer with respect to such buildings and improvements.  Such insurance shall be “All-Risk” form.

                2.             Flood Insurance.  If and to the extent any of the Mortgaged Property is located in a flood hazard area, a federal flood insurance policy in an amount equal to the lesser of the amount of the Loan or the maximum amount available.

                3.             Other.  Such other insurance on the Mortgaged Property, or any replacements or substitutions thereof, or additions thereto, and in such amounts as may from time to time be required by Bank against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of the buildings and improvements, or any replacements or substitutions therefor, or additions thereto, and their construction, location, use and occupancy.  Bank may also require Borrower to maintain comprehensive general liability insurance for owners and contractors in amounts and form acceptable to Bank.

                4.             Contracts.  With respect to any Contractor performing work in connection with the Improvements such insurance as Bank shall reasonably require, including, but not limited to, Worker’s Compensation Insurance for statutory limits.

All insurance policies shall be “occurrence” based policies, issued and maintained by Insurers, in amounts, with deductibles, and in form satisfactory to Bank, shall require not less than thirty (30) days’ prior written notice to Bank of any cancellation lapse, expiration, reduction or other change of coverage, and shall provide, if possible, for payment of all costs and expenses incurred by Bank in the event of any contested claim.  Without limiting the discretion of Bank with respect to required endorsements to insurance policies, all such policies for loss or damage to the Mortgaged Property shall contain a standard mortgagee clause (without contribution) naming Bank as mortgagee with loss proceeds payable to Bank.  All such policies also shall provide that the validity and enforceability of such policies will not be affected by, and the proceeds of such policies will be payable to Bank notwithstanding any (i) act, failure to act, or negligence of the insured, (ii) any violation of any warranty, declaration or condition contained in any such policy by the insured, (iii) the occupancy or use of the Mortgaged Property for purposes more hazardous than permitted by the terms of the policy, (iv) the exercise of the power of sale or any foreclosure or other action or proceeding taken by Bank pursuant to the Loan Documents, or (v) any change in title to or ownership of the Mortgaged Property.  In the case of policies of “extended coverage” insurance carried by a lessee of the Mortgaged Property for the benefit of Borrower, Borrower will upon request of Bank cause such policies to be endorsed to provide for payment of proceeds to Bank as its interests may appear.

EXHIBIT E

TO

LOAN AGREEMENT

NOTICE OF BORROWING

Date:  ________________

Texas Capital Bank, National Association

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

Attention:  Elizabeth W. Falco

Re:           Loan Agreement dated as of May __, 2012 (the “Loan Agreement”) among TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, the “Lender”), HARTMAN RICHARDSON HEIGHTS PROPERTIES, LLC, a Texas limited liability company (“Richardson”), HARTMAN SHORT TERM INCOME PROPERTIES XX, INC., a Maryland corporation (“XX”), and HARTMAN COOPER STREET PLAZA, LLC, a Texas limited liability company (“Cooper” and collectively with Richardson, XX and each Person which, from time to time, executes a Joinder Agreement, the “Borrower”); capitalized terms not defined herein have the respective meanings contained in the Loan Agreement.

Ladies and Gentlemen:

                Pursuant to Section 2.3 of the Loan Agreement, Borrower hereby gives Lender irrevocable notice that the undersigned hereby requests an Advance under the Loan Agreement and hereby states as follows:

1.             The aggregate principal amount of the proposed Advance is $______________.

2.             The proceeds of the Advance shall be used in accordance with the terms of the Loan Agreement as follows:

3.             The date of the requested Advance is __________________.

The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed Advance:

a.             The representations and warranties set forth in Article Three of the Loan Agreement are true and correct with the same effect as though such representations and warranties had been made as of the date hereof and/or on the date of the proposed Advance, except to the extent that such representations and warranties expressly relate to a specific earlier date.

b.             Borrower has fulfilled all of the covenants of the Loan Agreement (including, but not limited to, the affirmative covenants set forth in Article Four of the Loan Agreement and the negative covenants set forth in Article Five of the Loan Agreement) and the other Loan Documents.

c.             No act or omission has occurred which has resulted in a Default or an Event or Default.

d.             There has not occurred any Material Adverse Effect since the date of the Loan Agreement, nor any condition, event or act that, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

The undersigned officer is authorized to make this certificate on behalf of Borrower and has reviewed the terms of the Loan Agreement and has made, or caused to be made under such officer’s supervision, a review in reasonable detail of the facts necessary to make the certifications contained herein.

AGENT FOR BORROWER UNDER SECTION 8.23 OF THE LOAN AGREEMENT:

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.,

a Maryland corporation

By:

Name:

Title:

EXHIBIT F

TO

LOAN AGREEMENT

Compliance Certificate

FOR QUARTER ENDED _______________________ (THE “SUBJECT PERIOD”)

LENDER:                               TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

BORROWER:                        HARTMAN RICHARDSON HEIGHTS PROPERTIES, LLC;

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.;

HARTMANCOOPER STREET PLAZA, LLC; and

each Person which, from time to time, executes a Joinder Agreement

This Compliance Certificate (this “Certificate”) is delivered under the Loan Agreement (the “Loan Agreement”) dated as of May __, 2012, by and between Borrower and Lender.  Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Loan Agreement.  The undersigned hereby certifies to Lender as of the date hereof that: (a) he/she is the Chief Financial Officer of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Lender on behalf of Borrower; (b) he/she has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the Subject Period; (c) during the Subject Period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it and no Event of Default or Default currently exists or has occurred which has not been cured or waived by Lender; (d) the representations and warranties of Borrower contained in Article Three of the Loan Agreement, and any representations and warranties of Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Certificate, the representations and warranties contained in Section 3.1 of the Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 4.8 of the Loan Agreement;(e) the financial statements of Borrower previously delivered to lender were prepared in accordance with GAAP, and present, on a consolidated basis, fairly and accurately the financial condition and results of operations of Borrower and its Subsidiaries as of the end of and for the period reported; (f) the financial covenant analyses and information attached hereto are true and accurate on and as of the date of this Certificate; and (g) the status of compliance by Borrower with certain covenants of the Loan Agreement at the end of the Subject Period is as set forth below:

In Compliance as of End of Subject Period (Please Indicate)
1.	Financial Statements and Reports
	(a) Provide annual audited FYE financial statements within 120 days after the last day of each fiscal year.	Yes	No
	(b) Provide quarterly financial statements within 45 days after the last day of each fiscal quarter.	Yes	No
	(c) Provide a quarterly rent roll and operating statements within 45 days after the last day of each fiscal quarter	Yes	No
	(d) Provide a quarterly Compliance Certificate within 45 days after the last day of each fiscal quarter.	Yes	No
	(e) Provide other required reporting timely.	Yes	No
2.	Depository Relationship As required by Section 4.17.	Yes	No
3.	Debt None, except Debt permitted by Section 5.1 of the Loan Agreement.	Yes	No
4.	Contingent Liabilities None, except Liens permitted by Section 5.2 of the Loan Agreement.	Yes	No
5.	Liens None, except Liens permitted by Section 5.3 of the Loan Agreement.	Yes	No
6.	Acquisitions and Mergers None, except those permitted by Section 5.4 of the Loan Agreement.	Yes	No
7.	Dividends and Distributions None, except as permitted by Section 5.5 of the Loan Agreement.	Yes	No
8.	Loans and Investments None, except those permitted by Section 5.6 of the Loan Agreement.	Yes	No
9.	Issuance of Equity None, except issuances permitted by Section 5.7 of the Loan Agreement.	Yes	No
10.	Affiliate Transactions None, except transactions permitted by Section 5.8 of the Loan Agreement.	Yes	No
11.	Changes in Nature of Business None, except changes permitted by Section 5.9 of the Loan Agreement.	Yes	No
12.	No Negative Pledge None, except those permitted by Section 5.10 of the Loan Agreement.	Yes	No
13.	Judgments None in excess of $10,000.00, except as permitted by Section 5.11 of the Loan Agreement.	Yes	No
14.	Hedge Agreements None, except as permitted by Section 5.12 of the Loan Agreement.	Yes	No
15.	Dispositions of Assets None, except dispositions permitted by Section 5.13 of the Loan Agreement.	Yes	No
16.	Sale and Leaseback Transactions None, except transactions permitted by Section 5.14 of the Loan Agreement.	Yes	No
17.	Prepayment of Debt None, except prepayments permitted by Section 5.15 of the Loan Agreement.	Yes	No
18.	Capital Expenditures None, except as permitted by Section 5.16 of the Loan Agreement. NTE $500,000.00 in any fiscal year Capital Expenditures to date in current fiscal year: $_____________	Yes	No
19.	Management Fees None, except as permitted by Section 5.17 of the Loan Agreement. . Management Fees to date in current fiscal year: $_____________	Yes	No
19.	Financial Covenants Section 4.9 of the Loan Agreement. Debt Service Coverage Ratio __ to __ Fixed Charge Coverage Ratio __ to __

IN WITNESS WHEREOF,the undersigned has executed this Certificate as of _____________________ __, 20__.

Signature:

Printed Name:

EXHIBIT G

TO

LOAN AGREEMENT

JOINDER AGREEMENT

[Date of Joinder Agreement]

Texas Capital Bank, National Association

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

Attention:  Elizabeth W. Falco

Re:          Loan Agreement dated as of May __, 2012 (the “Loan Agreement”) among TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, the “Lender”), HARTMAN RICHARDSON HEIGHTS PROPERTIES, LLC, a Texas limited liability company (“Richardson”), HARTMAN SHORT TERM INCOME PROPERTIES XX, INC., a Maryland corporation (“XX”), and HARTMAN COOPER STREET PLAZA, LLC, a Texas limited liability company (“Cooper” and collectively with Richardson, XX and each Person which, from time to time, executes a Joinder Agreement, the “Borrower”); capitalized terms not defined herein have the respective meanings contained in the Loan Agreement.

Ladies and Gentlemen:

1.                   Representations and Warranties.  The undersigned hereby makes each representation and warrant set forth in Article Three of the Loan Agreement (as supplemented by the attached supplemental schedules, if any) to the same extent as each other Borrower.

2.                   Obligations Under the Loan Agreement.  The undersigned hereby agrees, as of the date first above written to be bound as a Borrower by all of the terms and provisions of the Loan Agreement and the other Loan Documents to the same extent of each of the other borrowers.  The undersigned further agrees, as of the date first above written, that each reference in the Loan Documents to a “Borrower” and the like shall also mean and be a reference to the undersigned.

3.                   Notices.  All communications and notices hereunder shall be in writing and given as provided in the Loan Agreement.  All communications and notices hereunder to the undersigned shall be given to it at the address set forth under its signature.

4.                   Governing Law.  This supplement shall be governed by, and construed in accordance with, the laws of the State of Texas.

BORROWER:

_________________________________________

By:______________________________________

Name:___________________________________

Title:_____________________________________

Address:

________________________________________________

________________________________________________

________________________________________________

Telephone No.:____________________________________

Fax No.:_________________________________________

Email:___________________________________________

Attention:________________________________________

SCHEDULE 5.1

TO

LOAN AGREEMENT

Existing Debt

[see attached]